Exhibit 99.1

BARE ESCENTUALS, INC. REPORTS THIRD QUARTER FISCAL 2007 RESULTS

Third Quarter Sales Increase 29% and Net Income Improves 131%

SAN FRANCISCO, CA (October 31, 2007) — Bare Escentuals, Inc. (Nasdaq: BARE) today announced financial results for the third fiscal quarter and nine months ended September 30, 2007.

Net sales for the third quarter of fiscal 2007 were $126.6 million, an increase of 29.3% from $97.9 million recorded in the same period last year. Net income for the third quarter of fiscal 2007 was $20.5 million, or $0.22 per diluted share on approximately 93.2 million shares outstanding, compared to $8.9 million, or $0.12 per diluted share on approximately 73.3 million shares outstanding, in the third quarter of fiscal 2006.

For the nine months ended September 30, 2007, net sales increased 29.0% to $366.4 million, from $284.0 million in the same period last year. Net income for the first nine months of 2007 was $61.1 million, compared to net income of $33.9 million during the same period last year.

“The third quarter marked another quarter of strong sales growth and increased profitability,” said Leslie Blodgett, Chief Executive Officer. “Our strong financial performance reflects our continued ability to increase brand awareness, execute alongside our retail partners and expand our points of presence both domestically and abroad. As we look to our next stage of growth, we remain committed to our multi-channel distribution model to educate consumers of the benefits of mineral-based makeup and extend the reach of the Bare Escentuals brand worldwide.”

Guidance

Bare Escentuals is affirming its fiscal 2007 diluted earnings per share guidance of a range of $0.89 to $0.94 on approximately 93.2 million shares outstanding.

For fiscal 2008, the Company expects sales growth to be in line with its long-term revenue growth target of between 20 to 25%. The Company also expects earnings to grow in line with its long-term earnings growth rate of roughly 25%, implying earnings per share in the range of $1.13 to $1.18 per diluted share.

Conference Call

Bare Escentuals, Inc. will host a conference call today, October 31, 2007 at 1:30 p.m. Pacific (4:30 p.m. Eastern). The call, which will be hosted by Leslie Blodgett, Chief Executive Officer and Myles McCormick, Chief Financial Officer and Chief Operating Officer, will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at http://ir.bareescentuals.com.

The webcast will also be archived online within one hour of the completion of the conference call and available at the Investor Relations section of the Company’s website at http://ir.bareescentuals.com.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the fastest growing prestige cosmetic companies in the United States and a leader in mineral-based cosmetics. The Company utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell cosmetics, skin care, and body care products under its bareMinerals, RareMinerals and namesake Bare Escentuals brands, and professional skin care products under its md formulations brand through infomercials, home shopping television, specialty beauty retailers, company-owned boutiques, spas and salons, and online shopping.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives and future operations and estimates of our financial results and capital expenditures for future periods. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness, which was $279.9 million as of September 30, 2007; changes in general economic or market conditions; and other risk factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2006 as well as our Quarterly Report on Form 10-Q for the quarter ended July 1, 2007, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:	Andrew Greenebaum / Christine Lumpkins ICR, Inc.
agreenebaum@icrinc.com ; clumpkins@icrinc.com
(310) 954-1100

BARE ESCENTUALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except percentages and per share data)

(Unaudited)

	Three months ended				Nine months ended
	September 30, 2007		October 1, 2006		September 30, 2007		October 1, 2006
Sales, net	$126,635	100.0%	$97,947	100.0%	$366,392	100.0%	$284,047	100.0%
Cost of goods sold	35,956	28.4	26,890	27.5	106,984	29.2	79,023	27.8
Gross profit	90,679	71.6	71,057	72.5	259,408	70.8	205,024	72.2
Expenses:
Selling, general and administrative	47,536	37.6	34,467	35.2	130,257	35.6	97,323	34.3
Depreciation and amortization	2,035	1.6	552	0.5	4,835	1.3	1,523	0.5
Stock-based compensation	1,800	1.4	1,365	1.4	5,190	1.4	3,832	1.4
Restructuring charges	—	0.0	114	0.1	—	0.0	114	0.0
Operating income	39,308	31.0	34,559	35.3	119,126	32.5	102,232	36.0
Interest expense, net	(5,254)	(4.1)	(19,375)	(19.8)	(17,511)	(4.8)	(40,614)	(14.3)
Debt extinguishment costs	—	0.0	—	0.0	—	0.0	(3,391)	(1.2)
Income before provision for income taxes	34,054	26.9	15,184	15.5	101,615	27.7	58,227	20.5
Provision for income taxes	13,579	10.7	6,304	6.4	40,520	11.0	24,339	8.6
Net income	$20,475	16.2%	$8,880	9.1%	$61,095	16.7%	$33,888	11.9%

Net income per share:
Basic	$0.23		$0.13		$0.68		$0.48
Diluted	$0.22		$0.12		$0.66		$0.47

Weighted-average shares used in per share calculations:
Basic	90,532		70,839		89,994		69,920
Diluted	93,208		73,317		92,939		72,296

BARE ESCENTUALS, INC.

NET SALES BY BUSINESS SEGMENT AND DISTRIBUTION CHANNEL

(in thousands, except percentages)

(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2007		October 1, 2006		September 30, 2007		October 1, 2006
Retail
Infomercial	$29,411	23.2%	$33,418	34.1%	$95,268	26.0%	$95,756	33.7%
Boutiques	21,881	17.3	14,695	15.0	58,411	15.9	38,974	13.7
Total retail	51,292	40.5	48,113	49.1	153,679	41.9	134,730	47.4
Wholesale
Premium wholesale	44,952	35.5	28,375	29.0	118,131	32.3	77,280	27.2
Home shopping television	11,785	9.3	8,862	9.1	41,749	11.4	36,145	12.7
Spas and salons	15,075	11.9	8,058	8.2	39,133	10.7	22,972	8.1
International distributors	3,531	2.8	4,539	4.6	13,700	3.7	12,920	4.6
Total wholesale	75,343	59.5	49,834	50.9	212,713	58.1	149,317	52.6
Sales, net	$126,635	100.0%	$97,947	100.0%	$366,392	100.0%	$284,047	100.0%

BARE ESCENTUALS, INC.

 CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	September 30 2007	December 31, 2006	October 1, 2006
	(Unaudited)		(Unaudited)
Cash and cash equivalents	$26,301	$20,875	$7,498
Inventories	62,616	62,006	57,816
Accounts receivable, net of allowances	34,831	30,759	28,029
Total current assets	145,841	125,715	106,961
Total assets	213,863	155,835	138,695
Accounts payable	33,239	25,357	27,352
Accrued liabilities	21,945	16,123	19,361
Total current liabilities	70,315	59,377	64,970
Current portion of long-term debt	15,131	17,624	17,963
Long-term debt	264,802	321,639	690,045
Total stockholders’ equity (deficit)	$(132,147)	$(228,522)	$(619,579)